Exhibit 99.1

PLAYA HOTELS & RESORTS ANNOUNCES DATE OF ITS 2018 ANNUAL GENERAL MEETING OF SHAREHOLDERS

Fairfax, Virginia – (March 27, 2018) – Playa Hotels & Resorts N.V. (NASDAQ: PLYA, “Playa”), announced today that its 2018 annual general meeting of shareholders will be held on Thursday, May 10, 2018, at the offices of NautaDutilh N.V., Beethovenenstraat 400, 1082 PR Amsterdam, the Netherlands, at 2:30 p.m. Central European Summer Time. Shareholders of record as of the close of business on April 12, 2018 will be entitled to notice of the annual meeting and to vote upon matters considered at the meeting.

Further details regarding the annual meeting will be included in Playa’s definitive proxy statement which will be mailed to shareholders of record in advance of the annual meeting.

Playa Hotels & Resorts

Playa Hotels & Resorts N.V. (“Playa”) is a leading owner, operator and developer of all-inclusive resorts in prime beachfront locations in popular vacation destinations in Mexico and the Caribbean. Playa owns and manages a total portfolio consisting of 15 resorts (6,314 rooms) located in Mexico, Jamaica, and the Dominican Republic. Playa owns and manages Hyatt Zilara Cancun, Hyatt Ziva Cancun, Panama Jack Resorts Cancun, Panama Jack Resorts Playa del Carmen, THE Royal Playa del Carmen, Hyatt Ziva Puerto Vallarta and Hyatt Ziva Los Cabos in Mexico; Hyatt Zilara Rose Hall and Hyatt Ziva Rose Hall in Jamaica. Playa also operates the Sanctuary Cap Cana, in the Dominican Republic, and owns five resorts in Mexico and the Dominican Republic that are managed by a third party.

To learn more about Playa Hotels & Resorts, visit www.PlayaResorts.com.

Contacts:

Investor Relations:

Ryan Hymel

IR@PlayaResorts.com

Media Contact:

Laura Lopez

llopez@njfpr.com

212.228.1500

###